Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the post-effective amendment of this registration statement on Form S-1 of our report dated June 22, 2015 relating to the consolidated financial statements of America Education Center, Inc. and Subsidiary as of December 31, 2014 and 2013 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 17, 2015